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                                                                    EXHIBIT 32.2

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

      In connection with the quarterly report of Eddie Bauer Holdings, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ended July 1, 2006, as filed with the Securities and Exchange Commission (the "Report"), David Taylor, interim Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2006

                                          /s/ David Taylor
                                          --------------------------------------
                                          Signature
                                          Name: David Taylor
                                          Title: Interim Chief Financial Officer